UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2016

TEAM, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

As previously disclosed in our Current Report on Form 8-K filed with the Securities Exchange Commission (“SEC”) on November 10, 2015, Team, Inc. (the “Company”) issued a press release disclosing a change in the Company’s fiscal year end from May 31 to December 31. As a result of this change, the Company will file a Transition Report on Form 10-K for the seven-month period ending December 31, 2015. We are filing this Current Report on Form 8-K to reflect selected historical quarterly financial and operational information to help investors and analysts better understand the historical financial and operating results and provide relevant comparative information.

This Form 8-K does not restate any financial statements we previously filed with the SEC. This Form 8-K should be read in conjunction with our May 31, 2015 Form 10-K and our subsequent filings with the SEC. The information contained in Exhibit 99.1 is being furnished, not filed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of Items 8.01 of this Current Report on Form 8-K:

Exhibit number	Description

99.1	Supplemental unaudited quarterly financial and operational information for the years ended December 31, 2015 and 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, Inc.

/s/ GREG L. BOANE
Greg L. Boane
Senior Vice President and Chief Financial Officer

Date: March 11, 2016